Exhibit 99.1

Press Release

AuthenTec Reports First Quarter 2012 Financial Results

MELBOURNE, Fla., May 3, 2012 -- AuthenTec (NASDAQ:AUTH), a leading provider of mobile and network security, today reported financial results for the first quarter ended March 30, 2012.

First Quarter Highlights:

- Recorded revenue of $17.5 million, up 13 percent from the year ago quarter

- Achieved third consecutive quarter of non-GAAP profitability

- Added $2.3 million of cash to the balance sheet

- Began pre-production of sensors  supporting smartphone win with top tier OEM outside of Japan

- Commenced volume shipments of touch sensors to support bank anti-fraud programs in China

AuthenTec achieved revenue of $17.5 million for the first quarter of 2012, which was at the high end of the Company’s guidance of $16.5 million to $17.7 million.  First quarter revenue was comprised of approximately $10.5 million from Smart Sensor Solutions and $7.0 million from Embedded Security Solutions.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net loss for the first quarter of 2012 was $1.5 million, or $0.03 per diluted share. This compares to GAAP net loss of $0.6 million, or $0.01 per diluted share, in the fourth quarter of 2011 and a GAAP net loss of $5.6 million, or $0.13 per diluted share, in the first quarter of 2011.

GAAP gross margin in the first quarter was 57.5 percent, compared to 60.4 percent reported in the fourth quarter of 2011 and 48.0 percent in the first quarter of 2011.  The sequential decrease in GAAP gross margin was due to lower sales within the Company’s Embedded Security segment during the quarter.  Total operating expenses on a GAAP basis in the first quarter were $11.4 million, compared to $11.8 million in the fourth quarter of 2011 and $12.6 million in the first quarter of 2011.  The $0.4 million sequential decrease in operating expenses was due primarily to lower outside service costs.

Non-GAAP Results:

On a non-GAAP basis, consolidated net income for the first quarter of 2012 was $0.3 million, or $0.01 per diluted share, and at the high end of the Company’s guidance of a loss of $0.01 to income of $0.01 per diluted share.  Non-GAAP results exclude certain legal and other costs, stock-based compensation, as well as the amortization of acquired intangible assets.  The first quarter net income compares to non-GAAP net income of $1.8 million, or $0.04 per diluted share, in the fourth quarter of 2011 and a non-GAAP net loss of $2.6 million, or $0.06 per diluted share, in the first quarter of 2011.

Non-GAAP gross margin in the first quarter was 58.7 percent, compared to 63.7 percent in the fourth quarter of 2011 and 52.6 percent in the first quarter of 2011.

Total operating expenses on a non-GAAP basis were $9.8 million, a decrease from the $10.0 million reported in the fourth quarter of 2011 and the $10.3 million in the first quarter of 2011.  A reconciliation of first quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

As of March 30, 2012, AuthenTec had approximately $22.8 million in cash and investments, up from the $20.4 million cash and investments at the end of the fourth quarter of 2011.  The Company had no debt as of March 30, 2012.

Business Update:

“Our first quarter results were better than typical industry seasonality and at the high end of our guidance range for both revenue and non-GAAP EPS.  In addition to achieving our third consecutive quarter of non-GAAP profitability, we also added $2.3 million in cash to our balance sheet,” said AuthenTec CEO Larry Ciaccia. “We are focused on making substantial improvements to both the top line and bottom line and our results reflect the benefit from our programs, design wins and ongoing investments. Our Smart Sensor revenue was slightly up sequentially to $10.5 million. Growth in government programs and software in the quarter was partially offset by seasonally lower sales in the mobile and PC markets. Our Embedded Security business revenue was $7.0 million, declining sequentially following a quarter in which we benefited from particularly strong license and royalty revenues.

“Within our Smart Sensor segment, we began pre-production to support a new enterprise-class smartphone with a top tier handset OEM outside of Japan. This smartphone is expected to ship later this year and will combine one of our newest sensors with our fingerprint-enabled software application. Our smart sensors continue to gain strong traction in the mobile market, primarily in Japan, and are now designed into, or are part of active programs on more new smartphones than at any time in our past. Also during the quarter, we made further progress with reference design opportunities for integrating our fingerprint-based security into various architectures spanning NFC, baseband and application processors, mobile operating systems and the secure element architecture. Additionally, in our government and access control business, we commenced volume shipments to support one of two volume deployments of our TouchChip area sensors in support of large banking anti-fraud programs throughout China, a targeted growth opportunity for our company. The first of those two deployments is through Miaxis, a leader in biometric solutions for banking and security, in which they will use our TCS2 sensors in ID terminals throughout China to reduce bank teller fraud.

“Within our Embedded Security segment, we signed a license agreement with a top three handset OEM to integrate our VPN client solution into new enterprise-class smartphones. We also secured several other VPN wins during the quarter including additional handset OEMs, a license deal with a major wireless carrier, and a licensing agreement for government-focused secure smartphones.  Through the end of the first quarter, our VPN client has now shipped on more than 10 million smartphones. AuthenTec also continues to build momentum around our DRM solutions for mobile.  We signed a record number of DRM licenses during the quarter including those with a major network company in Europe, a major worldwide content provider, a major carrier in Korea, and one of the largest content distributors in Japan. These new DRM licensing agreements represent various customer programs that are anticipated to launch throughout the remainder of 2012. We expect to begin realizing incremental revenue from a few of these programs as soon as the second quarter.

“Looking forward, we continue to focus on generating profitable revenue growth and will continue to invest appropriately to fund future growth in our target markets. Security represents a huge opportunity for us across mobile, network computing and ID markets, and we believe AuthenTec is in a very good position to leverage our unique portfolio. I am very optimistic about the opportunities ahead of us this year as well as the significant programs that we are pursuing for 2013. ”

Business Outlook:

Mr. Ciaccia concluded, “Based on our expectations for strong growth in the Smart Sensor segment, primarily resulting from new design wins in mobile and smartphones, we anticipate revenue in the second quarter of 2012 to increase to a range between $18.2 million to $19.4 million. We continue to fund R&D and Sales and Marketing activities to drive future growth, and expect non-GAAP operating expenses in the second quarter to be in a range between $10.4 million and $11.0 million.  Non-GAAP EPS in the second quarter is anticipated to be in a range between breakeven and $0.01.”

First Quarter 2012 Financial Results Webcast and Conference Call:
AuthenTec will host a conference call to discuss its first quarter 2012 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, May 3, 2012.  Investors and analysts may join the conference call by dialing 1-800-706-7741 and providing the participant pass code 14072891.  International callers may join the teleconference by dialing +1-617-614-3471 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET on May 3 and will remain available until midnight ET on Thursday, May 10, 2012. The U.S. replay number is 888-286-8010, with a confirmation code of 35817971. International callers should dial +1-617-801-6888, with the same confirmation code. A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:
To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:
This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to revenue, operating expenses and non-GAAP net income in our second quarter, our position for continued success in 2012, our ability to capitalize on our first Android based NFC smartphone with fingerprint-based security in the Asian-Pacific region, and our strong position for NFC-based mobile commerce opportunities in the future.  Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate acquired businesses and operate such businesses profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, the Company’s ability to develop and capitalize on its NFC solutions and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 9, 2012. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec
AuthenTec is a leading provider of mobile and network security. The Company's diverse product and technology offering helps protect individuals and organizations through secure networking, content and data protection, access control and strong fingerprint security on PCs and mobile devices. AuthenTec encryption technology, fingerprint sensors and identity management software are deployed by the leading mobile device, networking and computing companies, content and service providers, and governments worldwide. AuthenTec's products and technologies provide security on hundreds of millions of devices, and the Company has shipped more than 100 million fingerprint sensors for integration in a wide range of portable electronics including over 20 million mobile phones. Top tier customers include Alcatel-Lucent, Cisco, Fujitsu, HBO, HP, Lenovo, LG, Motorola, Nokia, Orange, Samsung, Sky, and Texas Instruments. Learn more at authentec.com or follow us on twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320
E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1

	Three months ended
	March 30, 2012	December 30, 2011	April 1, 2011

Revenue	$17,460	$18,787	$15,476

Cost of revenue	7,421	7,439	8,051

Gross profit	10,039	11,348	7,425
	57.5%	60.4%	48.0%
Operating expenses:
Research and development	5,729	6,062	5,887
Selling and marketing	3,898	3,547	3,990
General and administrative	1,758	2,153	2,457
Restructuring and impairment related charges	-	3	283
Total operating expenses	11,385	11,765	12,617

Operating loss	(1,346)	(417)	(5,192)

Other income (expenses)	(71)	100	(274)
Total other income (expense), net	(71)	100	(274)

Provision for income taxes	100	306	136

Net loss	$(1,517)	$(623)	$(5,602)

Net loss per share:
Basic	$(0.03)	$(0.01)	$(0.13)
Diluted	$(0.03)	$(0.01)	$(0.13)

Shares used in computing net loss per common share:
Basic	44,401	43,974	43,600
Diluted	44,401	43,974	43,600

	Three months ended
	March 30,	December 30,	April 1,
	2012	2011	2011
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	29	19	153
Research and development	158	359	339
Selling and marketing	156	72	274
General and administrative	156	67	378
Costs related to reduction in workforce
Selling and marketing	-	131	-
Legal and acquisition related costs
Research and development	171	85	83
Selling and marketing	100	30	249
General and administrative	34	318	-
Amortization of purchased tangible and intangible assets
Cost of revenue	177	605	569
Research and development	300	250	236
Selling and marketing	499	476	465

Restructuring and impairment related charges	-	3	283

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended
	March 30, 2012	December 30, 2011	April 1, 2011

Net loss on GAAP basis:	$(1,517)	$(623)	$(5,602)
Stock-based compensation expense	499	517	1,144
Costs related to reduction in workforce	-	131	-
Legal and acquisition related costs	305	433	332
Amortization of purchased tangible and intangible assets	976	1,331	1,270
Restructuring and impairment related charges	-	3	283
Net income (loss) on non-GAAP basis:	$263	$1,792	$(2,573)

Non-GAAP basic earnings per share	$0.01	$0.04	$(0.06)
Non-GAAP diluted earnings per share	$0.01	$0.04	$(0.06)

	Three months ended
	March 30, 2012	December 30, 2011	April 1, 2011

Gross profit on GAAP basis:	$10,039	$11,348	$7,425
Stock-based compensation expense	29	19	153
Amortization of purchased tangible and intangible assets	177	605	569
Gross profit on non-GAAP basis:	$10,245	$11,972	$8,147

Non-GAAP gross margin	58.7%	63.7%	52.6%

	Three months ended
	March 30, 2012	December 30, 2011	April 1, 2011

Operating expenses on GAAP basis:	$11,385	$11,765	$12,617
Stock-based compensation expense	(470)	(498)	(991)
Costs related to reduction in workforce	-	(131)	-
Legal and acquisition related costs	(305)	(433)	(332)
Amortization of purchased tangible and intangible assets	(799)	(726)	(701)
Restructuring and impairment related charges	-	(3)	(283)
Operating expenses on non-GAAP basis:	$9,811	$9,974	$10,310

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	March 30, 2012	December 30, 2011
Assets
Current assets
Cash and cash equivalents	$18,798	$17,200
Restricted cash	750	-
Accounts receivable	9,383	9,444
Inventory	7,607	8,111
Other current assets	2,068	1,716
Total current assets	38,606	36,471
Long-term investments	3,229	3,249
Purchased intangibles	19,351	20,287
Goodwill	3,501	3,501
Property and equipment, net	3,423	3,640
Total assets	$68,110	$67,148

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,384	$3,539
Accrued compensation and benefits	2,458	4,399
Deferred revenue	5,778	4,145
Accrued litigation related legal fees	-	114
Other accrued liabilities	3,341	2,634
Total current liabilities	16,961	14,831

Long-term liabilities
Deferred rent	353	398
Other liabilities	354	768
Total long-term liabilities	707	1,166

Total liabilities	17,668	15,997

Stockholders’ equity
Common stock	445	443
Additional paid-in capital	193,284	192,694
Accumulated other comprehensive income	266	50
Accumulated deficit	(143,553)	(142,036)
Total stockholders’ equity	$50,442	$51,151
Total liabilities and stockholders’ equity	$68,110	$67,148